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                                                                EXHIBIT (a)(xiv)

                             SUNAMERICA SERIES TRUST

                     ESTABLISHMENT AND DESIGNATION OF SHARES
                             OF BENEFICIAL INTEREST

         The undersigned, being Vice President and Assistant Secretary of SunAmerica Series Trust, (hereinafter referred to as the "Trust"), a trust with transferable shares of the type commonly called a Massachusetts Business Trust, DOES HEREBY CERTIFY that, pursuant to the authority conferred upon the Trustees of the Trust by Section 6.1 of the Declaration of Trust, dated September 9, 1992 (hereinafter, as so amended, referred to as the "Declaration of Trust"), and by the affirmative vote of the entire Board of Trustees of the Trust, at a meeting held on May 22, 2001, the Declaration of Trust is amended as follows:

         (1) That as of the date indicated below, the shares of beneficial interest of each existing series of SunAmerica Series Trust (the "Trusts"), namely Cash Management Portfolio, Corporate Bond Portfolio, Global Bond Portfolio, High-Yield Bond Portfolio, Worldwide High Income Portfolio, SunAmerica Balanced Portfolio, MFS Total Return Portfolio, Asset Allocation Portfolio, Telecom Utility Portfolio, Equity Income Portfolio, Equity Index Portfolio, Growth-Income Portfolio, Federated Value Portfolio, Davis Venture Value Portfolio, "Dogs" of Wall Street Portfolio, Alliance Growth Portfolio, Goldman Sachs Research Portfolio, MFS Growth and Income Portfolio, Putnam Growth Portfolio, Blue Chip Growth Portfolio, Real Estate Portfolio, Small Company Value Portfolio, MFS Mid-Cap Growth Portfolio, Aggressive Growth Portfolio, Growth Opportunities Portfolio, Marsico Growth Portfolio, International Growth and Income Portfolio, Global Equities Portfolio, International Diversified Equities Portfolio, Emerging Markets Portfolio and Technology Portfolio (each a "Portfolio" and collectively, the "Portfolios"), without par value, are hereby divided into two classes of shares, which are designated Class A and Class B.

         (2) That as of the date indicated below, the previously issued and existing shares of beneficial interest of each existing series of the Trust, namely the Portfolios, without par value, are hereby reclassified as Class A shares.

         (3) That except to the extent otherwise provided by the Declaration of Trust, the Class A and Class B shares of the Portfolios, and any other series of the Trust's shares of beneficial interest (unless otherwise provided in the Establishment and Designation or other charter document classifying or reclassifying such shares) shall represent an equal and proportionate interest in the assets belonging to that series (subject to the liabilities of that series) and each share of a particular series shall have identical voting (except with respect to those matters affecting a particular class of shares), dividend, liquidation and other rights, as set forth in the Declaration of Trust; provided, however, that notwithstanding anything in the Declaration of Trust to the contrary:

                  (a) the Class A and Class B shares may be issued and sold subject to different sales loads, charges or other fees, whether initial, deferred or contingent, or any combination thereof, as the Board of Trustees may from time to time establish in accordance with the

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Investment Company Act of 1940 and the Conduct Rules adopted by the National
Association of Securities Dealers, Inc.;

                  (b) the expenses, costs, charges, fees and other liabilities which are determined by or under the supervision of the Board of Trustees to be attributable to a particular class of shares of a particular series (including, without limitation, distribution expenses under a Rule 12b-1 plan and administrative expenses under an administration or service agreement, plan or other arrangement, however designated) may be charged to that class and appropriately reflected (in the manner determined by the Board of Trustees) in the net asset value of, or the dividends and distributions on, the shares of that class; and

                  (c) the Class A and Class B shares of the Portfolios may have such different exchange rights as the Board of Trustees shall provide in compliance with the Investment Company Act of 1940.

         The actions contained herein shall be effective as of July 9, 2001.

                                   By: /s/ ROBERT M. ZAKEM
                                   -------------------
                                   Name: Robert M. Zakem
                                   Title: Vice President and
                                          Assistant Secretary